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                                                                    EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 3, 1995 and February 8, 1996, incorporated by reference or included in Ohio Edison Company's Annual Report on Form 10-K for the year ended December 31, 1994 and Ohio Edison's Current Report on Form 8-K dated February 23, 1996, and to all references to our Firm included in this Registration Statement.


                                       ARTHUR ANDERSEN LLP


Cleveland, Ohio
March 5, 1996